Exhibit 10.6

LEASE AGREEMENT

THIS LEASE, is entered into effective on the 1st day of October, 2006, between Powers Avenue Joint Venture, a Florida partnership, hereinafter referred to as “Landlord” and Body Shop of America, Inc., a Florida corporation, hereinafter referred to as “Tenant”.

Landlord and Tenant agree as follows:

ARTICLE I- DEMISE AND TERM

SECTION 1.01 DEMISE AND ACCEPTANCE GENERALLY:  Landlord leases to the Tenant, and Tenant rents and leases from Landlord, the premises hereinafter described upon the terms and conditions hereinafter set forth.

SECTION 1.02 PREMISES:  The leased premises consist of the property located at 6225 Powers Avenue, Jacksonville, Florida 32217 and described on attached Exhibit A, together with all improvements (the “Building”) now located thereon, and is hereafter referred to as the “Premises.”

SECTION 1.03 COMMENCEMENT AND DURATION OF LEASE:  This Lease shall be effective and the Rent Commencement Date is October 1, 2006.  The term (“Term”) and duration of this Lease shall be for a period beginning on the Rent Commencement Date and ending ten (10) years thereafter.

ARTICLE II - RENT

SECTION 2.01 AMOUNT OF MINIMUM RENT:  Yearly Rent for the calendar year 2006 is Four Hundred Eight Thousand ($408,000.00) Dollars.  Rent payments due hereunder are payable in monthly installments of Thirty-four Thousand ($34,000.00) Dollars (“Minimum Monthly Rent”) due in advance, on the first (1st) day of each month beginning on the Rent Commencement Date and continuing thereafter during the Term hereof, without demand, prior notice, set-off, deduction or abatement whatsoever.  Yearly Rent for the initial year and the year in which the Term of this Lease shall terminate shall be pro rated under this Lease.

Commencing on the 1st day of January next following the Rent Commencement Date and on each January 1 thereafter (each such date a “Rent Adjustment Date”) the Minimum Monthly Rent then in effect shall be increased or decreased by a percentage equal to the percentage increase in the Index published for the month, which is four (4) months prior to the Rent Adjustment Date compared to the Index published for the month, which is sixteen (16) months prior to such Rent Adjustment Date.

The Index refers to the Consumer Price Index published by the United States Department of Labor, Bureau of Labor Statistics Consumer Price Index, Sub-group “All Items” entitled “All Urban Consumers”, “United States City Average (1982 – 1984 = 100)”. If the publication of the Consumer Price Index of the U.S. Bureau of Labor Statistics is discontinued, comparable statistics on the purchasing power of the consumer dollar published by a responsible financial periodical mutually acceptable to Landlord and Tenant shall be used for making such computations.

SECTION 2.02 PAYMENT OF RENT:  All rent shall be payable by the Tenant to the Landlord at 6225 Powers Avenue, Jacksonville, Florida 32217, or to such other address as Landlord may hereafter designate by written notice to Tenant.

SECTION 2.03 LEASE YEAR DEFINED:  “Lease Year” as used herein shall mean a twelve month period, the first Lease Year commencing on the Rent Commencement Date, and each successive Lease Year commencing on the successive anniversaries thereof.

ARTICLE III - EXPENSES PAYABLE BY TENANT

SECTION 3.01 NET INTENT.  Except as otherwise provided herein (including without limitation, Sections 6.02 and 9.01), all costs and expenses and relating to the operation of the Premises and the use or occupancy thereof shall be paid by Tenant (it being the intent hereof that this is a “net-net-net” lease to the Landlord).

SECTION 3.02 TENANT UTILITIES.  The Tenant shall pay for all utilities consumed by Tenant on or in connection with the use and occupancy of the Premises, including, without limitation, water, gas, sewer and electricity, the amounts of such utilities attributable to Tenant’s use to be determined in accordance with separate meters for the Premises.

SECTION 3.03 TENANT TO PAY ALL TAXES

Tenant shall pay, together with each payment of Minimum Monthly Rent, all sales tax thereon.  Tenant shall pay all real property taxes and general and special assessments (“Real Property Taxes”) levied against the Premises during the Term of this Lease within 30 days after the same become due and payable; provided, however, taxes for the initial year and the year in which the Term of this Lease shall terminate shall be pro-rated with Landlord. Tenant shall furnish to Landlord receipt for payment of the Real Property Taxes promptly after payment thereof by the Tenant. The provisions of this Section shall survive the termination of the Term of this Lease.

SECTION 3.04 ADDITIONAL RENT:  All costs and expenses which Tenant assumes or agrees to pay pursuant to this Lease shall be treated as additional rent and, in the event of nonpayment which continues beyond applicable grace and cure periods set forth in Section 10.02, Landlord shall have all the rights and remedies herein provided for in the case of nonpayment of rent. If Tenant shall default in making any payment required to be made by Tenant or shall default in performing any term, covenant or condition of this Lease on the part of Tenant to be performed, which shall involve the expenditure of money by Tenant, Landlord at Landlord’s option may, but shall not be obligated to, make such payment, or, on behalf of Tenant, expend such sum as may be necessary to perform and fulfill such term, covenant or condition, and any and all sums so expended by Landlord, with interest thereon at the rate of eight percent (8%) per annum from the date of such expenditure, shall be additional rent, and shall be repaid by Tenant to Landlord, on demand, but no such payment or expenditure by Landlord shall be deemed a waiver of Tenant’s default nor shall it affect any other remedy of Landlord by reason of such default.

ARTICLE IV - INSURANCE

SECTION 4.01 PROPERTY INSURANCE:  Tenant, at its sole cost and expense, shall keep the improvements on the Premises, and all appurtenances attached to or located in or upon the Premises, insured, for the mutual benefit of Landlord and any mortgagee of Landlord and Tenant, during the Term of this Lease against loss or damage by fire and other risks, including but not limited to windstorm, now or hereafter embraced or covered by a policy of standard fire and extended coverage insurance with vandalism and malicious mischief endorsements for no less than their full replacement value.

SECTION 4.02 LIABILITY INSURANCE:  Tenant, at its sole cost and expense, but for the mutual benefit of Landlord and any mortgagee of Landlord and Tenant, shall maintain personal injury and property damage liability insurance against claims for personal injury, death or property damage occurring in, on or about the Premises or other areas which by law are the responsibility of the landowner, such insurance to afford minimum protection during the Term of this Lease, of not less than Two Million Dollars ($2,000,000.00) combined limit (including the Tenant’s excess liability coverage) in respect of personal injury or death, and of not less than Five Hundred Thousand Dollars ($500,000.00) for property damage.

SECTION 4.03 MISCELLANEOUS: All insurance provided for in this Article IV shall be effected under valid and enforceable insurers licensed to do business in the State of Florida whose capital assets are sufficient to write the insurance under Florida law without re-insurance and who have a Best’s rating of A or better. Upon the execution of this Lease, and thereafter not less than thirty (30) days prior to the expiration dates of the expiring policies theretofore furnished pursuant to this Article IV, certificates of all policies (or the original or duplicate original policies evidencing such insurance, bearing evidence of the payments of premiums or accompanied by other evidence of insurance and payment of premiums satisfactory to Landlord, shall be delivered by Tenant to Landlord. All policies of insurance provided for herein shall name Landlord, any mortgagees of Landlord and Tenant as the insureds, as their respective interests may appear. Each such policy shall contain an agreement by the insurer that such policy shall not be cancelled or modified without at least ten (10) days’ prior written notice to Landlord, and any other person to whom a loss thereunder may be payable.  All policy limits shall be subject to increase at Landlord’s option based upon inflation, increased liability awards, recommendations of Landlord’s professional insurance advisers, and other relevant factors.  Each such policy shall contain waiver of subrogation rights against Landlord and Tenant, to the extent obtainable.

ARTICLE V - REPRESENTATIONS AND WARRANTIES

Landlord represents and warrants to Tenant as follows:

SECTION 5.01.  The Building and all heating, ventilating, air conditioning, plumbing, electrical and other utility systems in the Building or on the Premises are in good condition and repair and, without limitation, are in a state of maintenance and repair which is equal to or better than that required by Section 6.01 of the Lease.

SECTION 5.02.  The Building and the Premises are in compliance with all building, zoning, subdivision, environmental protection, health and safety laws and regulations, and all requirements of property and liability insurers.

SECTION 5.03.  Tenant’s permitted use is allowed under applicable zoning by-laws.

SECTION 5.04.  The lease to Tenant is permitted under all agreements to which Landlord is a party, or by which the property is bound, including any and all mortgage and financing agreements.

SECTION 5.05.  No governmental permits are required for occupancy by Tenant for the permitted use, except as described herein.

ARTICLE VI - REPAIRS, REPLACEMENT, AND MAINTENANCE

SECTION 6.01 TENANT’S OBLIGATION TO MAINTAIN:  Subject to Landlord’s obligations pursuant to Section 6.02 of this Lease, Tenant shall, at all times during the Term hereof, at Tenant’s sole cost and expense, perform ordinary maintenance and repair of the Premises in order to keep the Premises in good order and condition, but in no event shall Tenant have any obligation to perform any capital repairs or replacements during the Term hereof.

SECTION 6.02 LANDLORD’S OBLIGATION TO REPAIR.  Landlord shall, at Landlord’s sole cost and expense, promptly make all repairs and replacements that may be necessary to cure any defects, deficiencies or violations whether foreseen or unforeseen, latent or otherwise, in the roof, walls, structural portions of the Premises, irrespective of whether above or below ground level, as well as such defects or deficiencies which in the opinion of the public body having jurisdiction must be remedied as a condition to compliance of the Premises and the improvements therein, thereon or constituting a part thereof with all lawful requirements.  Without limiting the generality of the foregoing, Landlord shall be responsible, at its sole cost and expense, for all environmental liabilities and violations of applicable environmental laws related to the Premises, unless such liabilities or violations are caused by an act or omission of Tenant.

SECTION 6.03 MAKING REPAIRS AND ALTERATIONS:  Landlord and Tenant each agree that it will procure all necessary permits before making any repairs, alterations, other improvements or installations.

SECTION 6.04 NOT SUBJECT TO MECHANIC OR MATERIALMEN’S LIENS:  The interest of the Landlord shall not be subject to lien for improvements made by the Tenant, and this Lease expressly prohibits such liability beyond applicable grace and cure periods set forth in Section 10.2.

ARTICLE VII - USE OF PREMISES

The Premises shall be used for any and all lawful purposes not prohibited by applicable zoning laws and regulations.

ARTICLE VIII - ASSIGNMENT AND SUBLETTING

Tenant shall not assign Tenant’s interest in this Lease or sublet the Premises, or any portion thereof, without the prior written consent of the Landlord, which consent the Landlord agrees will not be unreasonably withheld or delayed, provided that Tenant shall be permitted to sublet up to 49% of the Premises in the aggregate without obtaining the prior written consent of Landlord.  No assignment or sublease shall release or otherwise discharge Tenant from Tenant’s obligations and liabilities hereunder.

Notwithstanding any of the foregoing to the contrary, without Landlord’s consent Tenant may assign this Lease or sublet the Premises or any portion thereof to any entity which (i) directly or indirectly controls, is directly or indirectly controlled by, or is under direct or indirect common control with, Tenant, (ii) acquires all or substantially all of the assets or ownership interests of Tenant, (iii) is the resulting entity of a merger, consolidation, sale of stock or other reorganization of Tenant, or (iv) is a bank or other lending institution which obtains a leasehold mortgage for the purposes of securing financing by the Tenant.  Furthermore, after a foreclosure or deed-in-lieu of foreclosure of a leasehold mortgage, the holder of such mortgage shall be entitled to a one time free assignment of the Lease without obtaining the prior written consent of Landlord.

ARTICLE IX - DAMAGE AND DESTRUCTION

SECTION 9.01 LANDLORD’S OBLIGATION TO RESTORE AND REPAIR:  In the event that the improvements or any portion thereof, shall be damaged or destroyed, by fire, the elements or other casualty, whether such damage or destruction renders the Premises unfit for the use contemplated hereby, this Lease shall continue in full force and effect, and Landlord, at Landlord’s sole cost and expense, and as expeditiously as possible, shall restore, repair and replace the improvements to the Premises and all portions thereof to the condition as required by this Lease and, in any event, to a condition at least as good and of at least the same fair market value as existed immediately prior to such damage or destruction.

Notwithstanding the foregoing, such repair shall, in any event, be completed within 180 days after the date of such casualty.  If Landlord does not complete such repair or restoration within such 180 day period Tenant may cancel this Lease at any time thereafter by written notice to the Landlord. Until such repairs or restoration are completed the rent hereunder shall be abated in its entirety, except to the extent the Tenant is able to use the Premises in which event the rent shall be adjusted to reflect such use.

SECTION 9.02 APPLICATION OF INSURANCE PROCEEDS:  The hazard insurance proceeds under the policies maintained by Landlord for the Premises shall be held by Landlord and applied toward the cost of all repairs and restoration Landlord is required to make under this Article IX.

ARTICLE X - QUIET ENJOYMENT - BREACH AND LANDLORD’S REMEDIES

SECTION 10.01 COVENANT OF QUIET ENJOYMENT: Upon payment of the rent and additional rent herein provided, and observance and performance of all the covenants, terms and conditions on Tenant’s part, the Landlord covenants that Tenant shall peaceably and quietly hold and enjoy the Premises for the Term herein demised without hindrance or interruption by the Landlord or any other person, or persons, lawfully or equitably claiming by, through or under the Landlord.

SECTION 10.02 TENANT’S DEFAULT: Upon the failure of Tenant (a) to pay the rent or additional rent within ten (10) days after the receipt of a written notice of such non-payment from Landlord or (b) to perform any other covenant or agreement herein made within thirty (30) days of the receipt of any written notice from Landlord, or if such performance cannot reasonably occur within 30 days, within such further time as may be necessary to complete such performance, so long as such party diligently pursues such performance to completion; then Landlord may, at Landlord’s option, terminate this Lease and the Term hereof by giving to the Tenant ten (10) days’ written notice of such termination.  In the event of any termination of the Lease by Landlord pursuant to this Section 10.02 the Tenant shall, notwithstanding such termination, continue to pay and be liable for on the days originally fixed herein for they payment thereof, amounts equal to the several installments of rent and any other charges herein reserved as they would, under the terms of this Lease, become due if this Lease had not been terminated and whether the Premises be relet or remain vacant in whole or in part or for a period less than the remainder of the Term, or for the whole thereof.  Landlord shall make reasonable efforts to relet the Premises after any such termination.  In the event the Premises are relet, in whole or in part, by the Landlord, the Tenant shall be entitled to a credit in the net amount of rent received by the Landlord in reletting, after deduction of reasonable expenses incurred in reletting the Premises and in collecting the rent in connection therewith.  The Tenant shall also be liable to the Landlord for all expenses (including reasonable attorney’s fees) incurred by the Landlord in enforcing its rights under this Lease in the event of a default by the Tenant, and such expenses may also be deducted from any credit due the Tenant on account of any reletting by the Landlord.

SECTION 10.03 LEGAL FEES:  In the event of any litigation between the parties under this Lease, the prevailing party in such litigation shall be entitled to receive a reasonable attorney’s fee (including mediation, arbitration, pretrial, all levels of appeal, and bankruptcy), and all reasonable costs and expenses of any and all such proceedings.

SECTION 10.04 LATE CHARGE:  Tenant will pay a “late charge” to Landlord equal to 8% of all rent and additional rent, paid more than 10 days after the receipt of written notice of such non-payment from Landlord.

SECTION 10.05 LANDLORD’S DEFAULT:  Notwithstanding anything herein otherwise provided, in no event may Landlord be in default hereunder unless at least 30 days’ written notice thereof is given to Landlord and Landlord shall fail to cure the same by the date fixed in such notice.

ARTICLE XI - TENANT TO KEEP PREMISES LIEN FREE

Tenant agrees to keep the Premises at all times free of mechanic’s liens and other liens for labor, services, or material purchased or procured, directly or indirectly, by or for Tenant.

ARTICLE XII - ESTOPPEL CERTIFICATE

Landlord and Tenant shall, without charge, at any time and from time to time hereafter, within 10 days after written request of the other party, certify by a written instrument duly executed and acknowledged to any mortgagee, lender, purchaser or assignee, or proposed mortgagee, purchaser, lender or assignee, as to the then validity and force and effect of this Lease, as to any work to be done thereunder by either party, as to the existence or non-existence of any default on the part of the other party hereunder, and as to the existence or non-existence of any offsets, counterclaims or defenses thereto on the part of the other party.

ARTICLE XIII - SUBORDINATION

SECTION 13.01 SUBORDINATION OF LEASE:  At Landlord’s request, Tenant shall subordinate this Lease and the estate of Tenant hereunder to any mortgage lien (hereafter, the “Mortgage”) which now encumbers or which at any time hereafter may encumber the Premises (such Mortgage and any replacement, renewal, modification, consolidation, or extension thereof being sometimes hereinafter referred to as an “Encumbrance”); provided, however that the holder of such Encumbrance agrees that Tenant’s occupancy of the Premises and its rights under this Lease will not be disturbed in the event of foreclosure or other transfer of Landlord’s interest in the Premises to such holder or its successor in interest so long as Tenant is not in default under the terms of this Lease, beyond any applicable notice, grace or cure periods, and that the holder of such Encumbrance agrees to assume the obligations of Landlord under this Lease from and after the date such holder or its successor assumes such obligation.  Notwithstanding the foregoing, any holder of an Encumbrance may elect that this Lease shall have priority over such Encumbrance and, upon notification of such election by the holder of such Encumbrance, this Lease shall be deemed to have priority over such Encumbrance, whether this Lease is dated prior to or subsequent to the date of such Encumbrance.

Landlord represents and warrants that as of the date of this Lease, there are no Encumbrances that are or may be prior or paramount to this Lease.

SECTION 13.02 ATTORNMENT BY TENANT:  Tenant agrees that if the holder of any Encumbrance or any persons claiming under said Encumbrance shall succeed to the interest of Landlord in this Lease, Tenant shall recognize and attorn to said holder as Landlord under the terms of this Lease.  Tenant agrees that it will, upon the request of Landlord, execute, acknowledge and deliver any and all instruments necessary or desirable to give effect or notice of such Attornment.

ARTICLE XIV - COMPLETION OF IMPROVEMENTS

SECTION 14.01 NON-STRUCTURAL ALTERATIONS, ADDITIONS AND IMPROVEMENTS.  The Tenant, at its sole cost, shall have the right to make such non-structural alterations, additions and improvements to the Premises as may be necessary for its business, provided that such non-structural alterations, additions and improvements do not decrease the value of the Premises.

SECTION 14.02 STRUCTURAL ALTERATIONS, ADDITIONS AND IMPROVEMENTS, CONSTRUCTION OF ADDITIONAL BUILDINGS.  The Tenant, at its sole cost, shall have the right, with the prior written consent of the Landlord (which consent shall not be unreasonably withheld or delayed) to make such structural alterations, additions and improvements (“Structural Alterations”) to the Premises, as may be necessary for its business, provided (a) the Landlord shall have received written notice of any proposed Structural Alterations not less than sixty days prior to the date on which work on such Structural Alterations are to commence, (b) the architecture, workmanship and materials employed in any Structural Alterations are similar to that of the existing Building and other improvements on the Premises, and (c) such Structural Alterations will not decrease the value on the Premises.

SECTION 14.03 INCLUSION IN THE PREMISES.  Any and all alterations, additions or improvements (including Structural Alterations) to the Premises made by the Tenant during the Term shall be the property of the Landlord without payment therefor by the Landlord, and shall be deemed included in the Premises, and the terms and conditions of this Lease shall be fully applicable thereto.  Tenant may, prior to making any such additions, alterations or improvements, request Landlord’s consent to their removal at the end of the Term.  If such consent is requested Landlord shall be deemed to have given such consent unless a written denial is given to Tenant within 15 days after such consent is requested.

ARTICLE XV - GOVERNMENTAL REQUIREMENTS

SECTION 15.01 TENANT’S GOVERNMENTAL REQUIREMENTS. Except as provided in Section 15.02, Tenant shall, at its sole cost, comply with all requirements of all local, municipal, county, state and federal governmental and fire underwriting authorities now in force or which may hereafter be in force pertaining solely to the specific use or operation of the Premises and any portion thereof by Tenant, and shall faithfully observe all municipal and county ordinances and state and federal statutes and regulations now in force or which may hereafter be in force.

SECTION 15.02 LANDLORD’S GOVERNMENTAL REQUIREMENTS.  Landlord shall, at its sole cost and expense, comply with all requirements of all local, municipal, county, state and federal governmental and fire underwriting authorities now in force or which may hereafter be in force pertaining to the ownership, operation, construction and maintenance of the Premises, and any portion thereof, and shall faithfully observe all municipal and county ordinances and state and federal statutes and regulations now in force or which may hereafter be in force, including, without limitation, the Americans with Disabilities Act and all laws and regulations relating to protection of the environment.

ARTICLE XVI - INDEMNIFICATION

Tenant is and shall be in exclusive control and possession of the Premises, and Landlord shall not in any event whatsoever be liable for any injury or damage to any property or to any person happening on or about the Premises, or for any injury or damage to any property of any tenant, lessee, business invitee, guest, or licensee or of any other person contained therein, resulting from the act or omission of Tenant.  Tenant hereby indemnifies and agrees to hold the Landlord harmless from and against any and all claims, liabilities, loss, damages, costs or expenses whatsoever resulting from the acts or omissions of Tenant.

Notwithstanding the foregoing, Tenant shall not in any event whatsoever be liable for any injury or damage to any property or to any person happening on or about the Premises, or for any injury or damage to any property of any tenant, lessee, business invitee, guest, or licensee or of any other person contained therein, which is not the result of acts or omissions of Tenant.  Landlord hereby indemnifies and agrees to hold the Tenant harmless from and against any and all claims, liabilities, loss, damages, costs or expenses whatsoever resulting from all of such other causes or events.

ARTICLE XVII - TERMINATION AND PRORATIONS

SECTION 17.01 TERMINATION:  The Tenant covenants and agrees that at the termination of this Lease, whether by default, lapse of time or otherwise, the Tenant shall peaceably and quietly surrender possession and vacate the Premises immediately, and deliver possession thereof to the Landlord. The Premises will be surrendered by the Tenant to the Landlord in as good condition as prevailed at the time of commencement of the Term hereof.

SECTION 17.02 PRORATION:  Provided that this Lease is not terminated on account of Tenant’s default all taxes, assessments, and any other similar expense or cost pertaining to the Premises, to the extent the same are the obligation of the Tenant, shall be prorated on the day of termination of this Lease; and any prepaid amounts due and owing under said proration to the Tenant shall be repaid by Landlord, and any amounts unpaid, but prorated to be an obligation of Tenant hereunder, shall be paid by the Tenant at the termination of the Lease to the Landlord. The provisions of this Article XVII shall survive the expiration or sooner termination of this Lease.

ARTICLE XVIII - OPTION TO EXTEND

Provided that the Tenant shall not currently be in default hereunder, beyond applicable grace and cure periods, Tenant shall have the right to extend the Term of this Lease for two (2) consecutive periods of two (2) years each, on the same terms and conditions as provided herein.

In order for Tenant to elect to extend the Term of this option as provided, Tenant shall give written notice to the Landlord at least 6 months prior to the expiration of the then existing Term of its election to extend the Term as provided herein.

ARTICLE XIX - GENERAL COVENANTS

SECTION 19.01 CONSTRUCTION:  Whenever the context of any provision shall require it, the singular number shall be held to include the plural number and vice versa; and the use of any gender shall include any other or all genders. The Article and Section headings in this Lease are for convenience only and do not constitute a part of the provisions hereof.  This Lease binds, applies to and inures to the benefit of, as the case may require, the respective heirs, personal representatives, successors and assigns of Landlord and Tenant.

This Lease and the terms and provisions thereof shall not be construed more strongly against the party preparing or causing the same to be prepared.

SECTION 19.02 MODIFICATION:  No waiver, change, modification or discharge, in whole or in part, of any provision hereof shall be deemed to have been made by either party unless such waiver, change, modification or discharge be in writing signed by such party.

SECTION 19.03 ACCEPTANCE OF RENT:  No payment by Tenant or receipt by Landlord of a lesser amount than the rent herein stipulated shall be deemed to be other than on account of the stipulated rent, nor shall any endorsement or statement on any check nor any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such rent or pursue any other remedy in this Lease provided.

SECTION 19.04 RIGHT TO CURE:  Each of Tenant and Landlord may, but shall not be obligated to, cure, at any time, without notice, any default under this Lease uncured by the responsible party under this Lease as and within the time periods provided herein; and whenever the curing party so elects, all reasonable costs and expenses incurred by the curing party in curing a default and including, without limitation, reasonable attorney’s fees, (including all levels of appeal), together with interest on the amount of costs and expenses so incurred at the rate of 8% per annum, shall be paid by the responsible party to the curing party on demand, and shall be recoverable as additional rent.

SECTION 19.05 NOTICES:  All notices required or desired to be given hereunder shall be in writing and shall be valid and deemed delivered when mailed by United States Registered or Certified Mail, Return Receipt Requested, postage and charge prepaid thereon to carry it to its addressed destination, said notices to be addressed as follows:

TO LANDLORD:	6225 Powers Avenue Jacksonville, FL 32217

TO TENANT:	6225 Powers Avenue Jacksonville, FL 32217

Either Landlord or Tenant may change the place to which notice to that party shall thereafter be given and addressed by giving written notice to the other party in the manner set forth above.

SECTION 19.06 RECORDATION:  Tenant will not record this Lease.  Landlord or Tenant may record short form giving notice as provided in Florida Statutes, Section 713.10.

SECTION 19.07 NO BROKER:  Each party represents to the other that it had no dealings with any broker in connection with this Lease, and agrees to hold the other harmless from and against any and all claims, liabilities and/or damages for brokerage commission claimed by any broker with whom it has dealt with respect to this Lease or the negotiation thereof.

SECTION 19.08 COUNTERPARTS:  This instrument may be executed in any number of counterparts, each of which shall be deemed an original for all purposes, and all of which shall be one and the same document.

SECTION 19.09 TIME OF ESSENCE: Time is of the essence of each and every provision of this Lease.

SECTION 19.10 WAIVER:  The failure of the Landlord to insist in any one or more instances upon the strict performance of any one or more of the covenants, terms and agreements of this Lease, shall not be construed as a waiver of such covenants, terms or agreements, but the same shall continue in full force and effect, and no waiver by the Landlord of any of the provisions hereof shall in any event be deemed to have been made (by acceptance of rent or otherwise) unless the same be expressed in writing, signed by the Landlord, and all remedies provided for by the terms of this Lease shall be cumulative.

SECTION 19.11 SEVERABILITY:  If any provision or portion thereof of this Lease is declared or found by any court of competent jurisdiction to be unenforceable or null and void, such provision or portions thereof shall be deemed stricken and severed from this Lease, and the remaining provisions and portions thereof shall continue in full force and effect. If a portion is so stricken, it is the intention of the parties that the court give such provision its nearest valid and legal meaning.

SECTION 19.12 ENTIRE AGREEMENT:  This Lease constitutes the entire agreement between the parties hereto.  Except as set forth herein, there are no promises, representations, or understandings between the parties of any kind or nature whatsoever.

IN WITNESS WHEREOF, the parties hereto have executed this Lease Agreement effective the day and year first above written.

Signed, sealed, and delivered in the presence of:	Powers Avenue Joint Venture

/s/ Gardner F. Davis	By:	/s/ Jerrold Rosenbaum
Print Name Gardner F. Davis		A Managing Partner

/s/ Brenda M. Jones
Print Name Brenda M. Jones

As to Landlord	“LANDLORD”

/s/ J. Ryan McCarthy
Print Name J. Ryan McCarthy	Body Shop of America, Inc.

/s/ Matthew T. Carroll	By:	/s/ Carlo von Schroeter
Print Name Matthew T. Carroll		Its Vice President

As to Tenant	“TENANT”